HARNEYS
British Virgin Islands lawyers

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28 August 2008	Your Ref
Our Ref 039015.0001/LPM
Doc ID 28805_1

Pansoft Company Limited
3/F, Qilu Software Park Building
Hi-Tech Zone
Jinan, Shandong Province
Peoples Republic of China

Dear Sirs

Pansoft Company Limited, Company No. 464630 (the “Company”)

1.
We are lawyers qualified to practise in the British Virgin Islands (“BVI”) and have been asked to provide legal advice from a BVI perspective in connection with preparation of a prospectus contained in the Company’s registration statement on Form S-1, including all amendments and supplements thereto (the “Original Registration Statement”) relating to the initial public offering of common shares by the Company which will involve the following securities or instruments of the Company:

(a)
the allotment and issue of common shares of a single class of par value US$0.0059 of the Company (the “New Shares”) as described in the Original Registration Statement filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”);

(b)	the resale of warrants to purchase New Shares (the “Placement Agent Warrants”), issued to Anderson & Strudwick, Incorporated as additional placement agent compensation; and

(c)	the offering, on a delayed or continuous basis, of New Shares of the Company upon exercise of the Placement Agent Warrants.

We have also been asked in our capacity as lawyers qualified to practise in the British Virgin Islands to provide this legal opinion in connection with the preparation of a Registration Statement on Form S-1 being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “462(b) Registration Statement”) relating to the offer and sale of common shares of a single class of par value US$0.0059 of the Company in the aggregate of US$1,200,000, to be issued upon the exercise of the Placement Agent Warrants. The Original Registration Statement and the 462(b) Registration Statement, as amended or supplemented, are referred to hereinafter as the “Registration Statement”.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	an electronic copy of the Registration Statement, which includes the prospectus (the “Prospectus”annexured therein) and the exhibits thereto;

(b)	an electronic copy of the letter agreement dated 30 January 2008 entered into between Anderson & Strudwick, Incorporated and the Company (the “Letter Agreement”), dealing with the Placement Warrants;

(c)
a final form draft of the warrant agreement to be entered into between the Company in favour of Anderson & Strudwick, Incorporated as contained in the Registration Statement (the “Placement Agreement” and together with the Letter Agreement, collectively the “Documents”);

(d)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 26 August 2008;

(e)
an electronic copy of the unanimous written resolutions of the directors of the Company containing unanimous resolutions of the directors of the Company dated 12 August 2008 approving and/or ratifying the Company’s entry into, and authorising amongst others the execution and delivery by the Company of the Documents and the New Shares and Placement Warrants thereto (the “Board Resolutions”);

(f)	information revealed by our searches of:

(i)	certified copies of the register of directors and register of members of the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 26 August 2008; and

(iii)	the records of proceedings on file with, and available for inspection on 26 August 2008 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)
the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

(f)	that the information indicated by the Searches is and remains true and correct;

(g)
that the Documents constitute valid, legally binding and enforceable obligations of the Company under the laws of the State of Virginia, United States of America by which law they are expressed or assumed to be governed;

(h)	that no matters arising under any foreign law will affect the views expressed in this opinion;

(i)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents except as expressly disclosed in the Board Resolutions;

(i)	that the Board Resolutions remain in full force and effect; and

(j)	that the Placement Agreement will be duly dated, executed and delivered in the format as reviewed.

4.
Based on the foregoing, and subject to the qualifications expressed below, our opinion is that when the Registration Statement becomes effective under the Securities Act, the New Shares, the Placement Agent Warrants, and the common shares of the Company to be issued upon the exercise of the Placement Agent Warrants when issued by the Company in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

5.
This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	The opinions set out above are subject to the qualification that we express no opinion in relation to provisions making reference to foreign statutes in the Documents

7.	This opinion is rendered for the benefit of the addressee and the benefit of its legal counsel (in that capacity only) in connection with the transactions contemplated by the first paragraph only.

8.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Yours faithfully
HARNEY WESTWOOD & RIEGELS